Exhibit 99.1
The Scotts Miracle-Gro Company	NEWS

ScottsMiracle-Gro Reports Third Quarter Results;
Updates Full-Year Outlook Reflecting Accelerated EPS Growth
Company raises its full-year non-GAAP adjusted EPS from continuing operations guidance to $4.30 to $4.45, up from the prior guidance of $4.15 to $4.35

MARYSVILLE, Ohio, July 29, 2026 – The Scotts Miracle-Gro Company (NYSE: SMG), the leading marketer of branded consumer lawn and garden products in North America, today reported results for the third quarter ended June 27, 2026, and updated full-year guidance.

“Our performance year to date demonstrates we are on track for the guidance we provided at the start of the fiscal year,” said Nate Baxter, president and CEO. “At the same time we are making meaningful strides with our multi-year SMG 2.0 growth strategy through channel expansion, innovation and a shift in how we are engaging with consumers. We have positioned ourselves well to strengthen the building blocks of SMG 2.0, putting us on a path to drive long-term sustainable growth and shareholder value.”

Mark Scheiwer, chief financial officer and chief accounting officer, added, “We have consistently met or exceeded every one of our financial commitments this year by diligently managing our margin profile and strengthening the balance sheet. The increase in our EPS guidance is a reflection of this work as we continue to take a disciplined approach to execution while making strategic investments in our business and brands to help drive current and future profitability.”

Additionally, the Hagedorn Partnership, L.P., the largest shareholder of the Company, has expressed its support for Baxter, who joined the Company in 2023 and was announced as president and CEO on June 29 after previously serving as president and COO. Baxter succeeded Jim Hagedorn, who completed a nearly 40-year career with ScottsMiracle-Gro and served as CEO since 2001.

“Our family’s partnership fully supports Nate and his strategic vision for ScottsMiracle-Gro,” said Hope Reeves, chair of the Hagedorn Partnership. “We are incredibly grateful for Jim’s inspired leadership and remain fully committed to the Company our family helped build. Horace Hagedorn, father and grandfather to many of us, invented Miracle-Gro 75 years ago, and we couldn’t be more optimistic about SMG’s future.”

Fiscal 2026 Third Quarter Highlights

•Net sales were $1.17 billion, an increase of 1% versus prior year.
•GAAP gross margin rate of 31.2% and non-GAAP adjusted gross margin rate of 31.3% decreased by 90 and 100 basis points over prior year, respectively, driven by higher freight and commodity costs resulting from the Iran conflict.
•Gross margin rate expansion remains on track over prior year, despite the higher freight and commodity costs, through continued supply chain automation, expanded use of AI, continued strong investment in manufacturing capital expenditures and purchasing efficiencies.
•GAAP net income from continuing operations was $1.75 per diluted share, a decline of 34% versus prior year, driven by impairment, restructuring and other non-recurring items.
•Non-GAAP adjusted net income from continuing operations of $2.82 per diluted share improved by 8% over prior year, partially the result of the strong operating performance of our Bonnie Plants joint venture, and lower tax rate driven by higher earnings and discrete tax items as the Company expects its full year tax rate to range from 27-28% versus prior year of 29%.
•Net leverage ratio of 3.78x improved 0.37x versus last year.

Full-Year Fiscal 2026 Outlook

The Company now expects non-GAAP adjusted diluted net income per share from continuing operations of $4.30 to $4.45. The Company has reaffirmed the following elements of its original fiscal 2026 guidance:

•U.S. Consumer net sales low single-digit growth
•Non-GAAP adjusted gross margin rate of at least 32%
•Non-GAAP adjusted EBITDA mid single-digit growth
•Free cash flow of $275 million, driving leverage ratio down to the high 3s

Conference Call and Webcast Scheduled for 8:15 a.m. ET Today, July 29, 2026

The Company will discuss results during a video presentation via webcast today at 8:15 a.m. ET. To watch the Company presentation and listen to the question-and-answer session, please register in advance at this webcast link. For those planning to participate in the question-and-answer session that follows the video presentation, please register for the webcast to view the presentation in addition to registering in advance via this audio link to receive call-in details and a unique PIN. A replay of the conference call will also be available on the Company’s investor website, where an archive of the press release and any accompanying information will remain available for at least a 12-month period.

About ScottsMiracle-Gro
With approximately $3.3 billion in sales, the Company is the leading marketer of branded consumer lawn and garden products in North America. The Company’s brands are among the most recognized in the industry. The Company’s Scotts®, Miracle-Gro®, Ortho® and Tomcat® brands are market-leading in their categories. For additional information, visit us at www.scottsmiraclegro.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•An economic downturn and economic uncertainty may adversely affect demand for the Company’s products;
•The Company’s operations, financial condition or reputation may be impaired if its information or operational technology systems fail to perform adequately or if the Company is the subject of a data breach or cyber attack;
•The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;
•In the event of a disaster, the Company’s disaster recovery and business continuity plans may fail, which could adversely interrupt its operations;
•Climate change and unfavorable weather conditions could adversely impact financial results;
•The Company may not successfully develop new product lines and products or improve existing product lines and products;
•The Company’s indebtedness could limit its flexibility and adversely affect its financial condition;
•Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit its ability to market certain products;
•Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, any of its top customers, or a material reduction in the inventory of the Company’s products that they carry, could adversely affect the Company’s financial results;
•If the perception of the Company’s brands or organizational reputation are damaged, its consumers, distributors and retailers may react negatively, which could materially and adversely affect the Company’s business, financial condition and results of operations;
•The Company’s success depends on the retention and availability of key personnel and the effective succession of senior management; and
•The Company is involved in a number of legal proceedings and, while it cannot predict the outcomes of such proceedings and other contingencies with certainty, some of these outcomes could adversely affect the Company’s financial condition, results of operations and cash flows.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

For investor inquiries:
Brad Chelton
Vice President
Treasury, Tax and Investor Relations
brad.chelton@scotts.com
(937) 309-2503

For media inquiries:
Tom Matthews
Chief Communications Officer
tom.matthews@scotts.com
(937) 844-3864

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Statements of Operations (4)
(In millions, except per share data)
(Unaudited)

		Three Months Ended			Nine Months Ended
	Footnotes	June 27, 2026	June 28, 2025	% Change	June 27, 2026	June 28, 2025	% Change
Net sales		$1,172.1	$1,159.3	1%	$2,986.1	$2,915.7	2%
Cost of sales		805.0	784.6		1,918.5	1,903.8
Cost of sales—impairment, restructuring and other		1.2	2.0		2.5	8.6
Gross margin		365.9	372.7	(2)%	1,065.1	1,003.3	6%
% of sales		31.2%	32.1%		35.7%	34.4%
Operating expenses:
Selling, general and administrative		145.6	144.8	1%	450.7	436.2	3%
Impairment, restructuring and other		47.0	(1.0)		51.0	25.9
Other expense, net		3.7	7.1		13.7	15.5
Income from operations		169.6	221.8	(24)%	549.7	525.7	5%
% of sales		14.5%	19.1%		18.4%	18.0%
Equity in income of unconsolidated affiliates		(29.2)	(25.3)		(11.6)	(9.5)
Interest expense		28.0	31.8		86.5	102.2
Other non-operating expense, net		15.6	1.3		17.9	3.9
Income from continuing operations before income taxes		155.2	214.0	(27)%	456.9	429.1	6%
Income tax expense from continuing operations		51.6	59.3		137.8	119.7
Net income from continuing operations		103.6	154.7	(33)%	319.1	309.4	3%
Income (loss) from discontinued operations, net of tax		8.6	(5.6)		(93.3)	(12.3)
Net income		$112.2	$149.1	(25)%	$225.8	$297.1	(24)%

Basic net income (loss) per common share:	(1)
Continuing operations		$1.78	$2.68	(34)%	$5.49	$5.38	2%
Discontinued operations		0.15	(0.10)		(1.60)	(0.21)
Basic net income per common share		$1.93	$2.58		$3.89	$5.17

Diluted net income (loss) per common share:	(2)
Continuing operations		$1.75	$2.64	(34)%	$5.40	$5.28	2%
Discontinued operations		0.15	(0.10)		(1.58)	(0.21)
Diluted net income per common share		$1.90	$2.54		$3.82	$5.07

Common shares used in basic net income (loss) per share calculation		58.2	57.7	1%	58.1	57.5	1%
Common shares and potential common shares used in diluted net income (loss) per share calculation		59.2	58.6	1%	59.1	58.6	1%

Non-GAAP results:
Adjusted net income from continuing operations	(3)	$166.9	$153.4	9%	$390.2	$336.9	16%
Adjusted diluted net income per common share from continuing operations	(2) (3)	$2.82	$2.62	8%	$6.60	$5.75	15%
Adjusted EBITDA	(3)	$246.3	$253.5	(3)%	$686.6	$655.9	5%
Note: See accompanying footnotes.

THE SCOTTS MIRACLE-GRO COMPANY
Segment Results (4)
(In millions)
(Unaudited)
As a result of the classification of the Hawthorne business as a discontinued operation, the Company’s reportable segments for fiscal 2026 differ from those used in prior periods. The prior period amounts have been reclassified to reflect the removal of Hawthorne as a reportable segment and from results of continuing operations. U.S. Consumer consists of the Company’s consumer lawn and garden business in the United States. Other primarily consists of the Company’s consumer lawn and garden business in Canada. Corporate consists of general and administrative expenses and certain other income and expense items not allocated to the Company’s operating segments.
Segment performance is evaluated based on several factors, including income (loss) before income taxes, amortization, impairment, restructuring and other charges (“Segment Profit (Loss)”), which is a non-GAAP financial measure. The Company believes this measure is indicative of performance trends and the overall earnings potential of each segment.
The following tables present segment financial information from continuing operations for the periods indicated:

	Three Months Ended			Nine Months Ended
	June 27, 2026	June 28, 2025	% Change	June 27, 2026	June 28, 2025	% Change
Net Sales:
U.S. Consumer reportable segment	$1,032.9	$1,030.2	—%	$2,738.4	$2,682.6	2%
Other	139.2	129.1	8%	247.7	233.1	6%
Consolidated	$1,172.1	$1,159.3	1%	$2,986.1	$2,915.7	2%

Segment Profit (Loss) (Non-GAAP):
U.S. Consumer reportable segment	$229.8	$235.2	(2)%	$676.1	$637.2	6%

Other	18.6	16.9	10%	29.0	22.8	27%
Corporate	(29.9)	(28.7)		(99.9)	(97.7)
Intangible asset amortization	(0.7)	(0.7)		(2.0)	(2.0)
Impairment, restructuring and other	(48.2)	(0.9)		(53.5)	(34.6)
Equity in income of unconsolidated affiliates	29.2	25.3		11.6	9.5
Interest expense	(28.0)	(31.8)		(86.5)	(102.2)
Other non-operating expense, net	(15.6)	(1.3)		(17.9)	(3.9)
Income from continuing operations before income taxes (GAAP)	$155.2	$214.0	(27)%	$456.9	$429.1	6%

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Balance Sheets (4)
(In millions)
(Unaudited)

	June 27, 2026	June 28, 2025	September 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$27.7	$39.6	$32.8
Accounts receivable, net	713.0	545.7	160.8
Inventories	481.4	485.4	542.7
Current assets held for sale	—	108.6	84.8
Prepaid and other current assets	127.0	104.0	119.2
Total current assets	1,349.1	1,283.3	940.3
Investment in unconsolidated affiliates	65.2	65.9	53.6
Property, plant and equipment, net	635.1	580.9	607.6
Goodwill	243.9	243.9	243.9
Intangible assets, net	350.1	352.6	352.0
Noncurrent assets held for sale	—	105.7	91.9
Other assets	524.0	458.3	452.7
Total assets	$3,167.4	$3,090.6	$2,742.0
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$277.0	$52.1	$57.2
Accounts payable	310.3	246.3	221.4
Current liabilities held for sale	—	36.2	24.3
Other current liabilities	523.5	464.0	436.8
Total current liabilities	1,110.8	798.6	739.7
Long-term debt	1,836.3	2,136.2	2,049.2
Noncurrent liabilities held for sale	—	11.6	9.6
Other liabilities	429.0	315.1	301.0
Total liabilities	3,376.1	3,261.5	3,099.5
Equity (deficit)	(208.7)	(170.9)	(357.5)
Total liabilities and equity (deficit)	$3,167.4	$3,090.6	$2,742.0

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (3)(4)
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 27, 2026			Three Months Ended June 28, 2025
	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)
Gross margin	$365.9	$(1.2)	$367.1	$372.7	$(2.0)	$374.6
Gross margin as a % of sales	31.2%		31.3%	32.1%		32.3%
Income from operations	169.6	(48.2)	217.9	221.8	(0.9)	222.7
Income from operations as a % of sales	14.5%		18.6%	19.1%		19.2%
Income from continuing operations before income taxes	155.2	(63.9)	219.1	214.0	(0.9)	214.9
Income tax expense from continuing operations	51.6	(0.6)	52.2	59.3	(2.2)	61.5
Net income from continuing operations	103.6	(63.3)	166.9	154.7	1.3	153.4
Diluted net income per common share from continuing operations	1.75	(1.07)	2.82	2.64	0.02	2.62

Calculation of Adjusted EBITDA (3):	Three Months Ended June 27, 2026	Three Months Ended June 28, 2025
Net income (GAAP)	$112.2	$149.1
Income tax expense from continuing operations	51.6	59.3
(Income) loss from discontinued operations, net of tax	(8.6)	5.6
Interest expense	28.0	31.8
Depreciation	15.9	14.5
Amortization	0.7	0.7
Impairment, restructuring and other	48.2	0.9
Equity in income of unconsolidated affiliates	(29.2)	(25.3)
Unrealized losses on non-core equity and other investments	15.7	—
Interest income	(0.1)	—
Share-based compensation expense	11.9	16.9
Adjusted EBITDA (Non-GAAP)	$246.3	$253.5

Note: See accompanying footnotes.
The sum of the components may not equal due to rounding.

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (3)(4)
(In millions, except per share data)
(Unaudited)

	Nine Months Ended June 27, 2026			Nine Months Ended June 28, 2025
	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)
Gross margin	$1,065.1	$(2.5)	$1,067.5	$1,003.3	$(8.6)	$1,011.9
Gross margin as a % of sales	35.7%		35.8%	34.4%		34.7%
Income from operations	549.7	(53.5)	603.1	525.7	(34.6)	560.3
Income from operations as a % of sales	18.4%		20.2%	18.0%		19.2%
Income from continuing operations before income taxes	456.9	(69.1)	526.0	429.1	(34.6)	463.6
Income tax expense from continuing operations	137.8	1.9	135.9	119.7	(7.1)	126.8
Net income from continuing operations	319.1	(71.0)	390.2	309.4	(27.5)	336.9
Diluted net income per common share from continuing operations	5.40	(1.20)	6.60	5.28	(0.47)	5.75

Calculation of Adjusted EBITDA (3):	Nine Months Ended June 27, 2026	Nine Months Ended June 28, 2025
Net income (GAAP)	$225.8	$297.1
Income tax expense from continuing operations	137.8	119.7
Loss from discontinued operations, net of tax	93.3	12.3
Interest expense	86.5	102.2
Depreciation	46.3	44.0
Amortization	2.0	2.0
Impairment, restructuring and other	53.5	34.6
Equity in income of unconsolidated affiliates	(11.6)	(9.5)
Unrealized losses on non-core equity and other investments	15.7	—
Interest income	(0.2)	—
Share-based compensation expense	37.5	53.5
Adjusted EBITDA (Non-GAAP)	$686.6	$655.9

Note: See accompanying footnotes.
The sum of the components may not equal due to rounding.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

(1)Basic net income (loss) per common share amounts are calculated by dividing net income (loss) from continuing operations and discontinued operations by the weighted average number of common shares outstanding during the period.

(2)Diluted net income (loss) per common share amounts are calculated by dividing net income (loss) from continuing operations and discontinued operations by the weighted average number of common shares, plus all potential dilutive securities (common stock options, performance shares, performance units, restricted stock and restricted stock units) outstanding during the period.

(3)Reconciliation of Non-GAAP Measures

Use of Non-GAAP Measures

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses non-GAAP financial measures. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables above. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for or superior to, financial measures reported in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes.

In addition to GAAP measures, management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, determine incentive compensation and monitor compliance with the financial covenants contained in the Company’s borrowing agreements because it believes that these non-GAAP financial measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of the Company’s underlying, ongoing business.

Management believes that these non-GAAP financial measures are useful to investors in their assessment of operating performance and the valuation of the Company. In addition, these non-GAAP financial measures address questions routinely received from analysts and investors and, in order to ensure that all investors have access to the same data, management has determined that it is appropriate to make this data available to all investors. Non-GAAP financial measures exclude the impact of certain items (as further described below) and provide supplemental information regarding operating performance. By disclosing these non-GAAP financial measures, management intends to provide investors with a supplemental comparison of operating results and trends for the periods presented. Management believes these non-GAAP financial measures are also useful to investors as such measures allow investors to evaluate performance using the same metrics that management uses to evaluate past performance and prospects for future performance. Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.

Exclusions from Non-GAAP Financial Measures

Non-GAAP financial measures reflect adjustments based on the following items:

•Impairments, which are excluded because they do not occur in or reflect the ordinary course of the Company’s ongoing business operations and their exclusion results in a metric that provides supplemental information about the sustainability of operating performance.
•Restructuring and employee severance costs, which include charges for discrete projects or transactions that fundamentally change the Company’s operations and are excluded because they are not part of the ongoing operations of its underlying business, which includes normal levels of reinvestment in the business.
•Costs related to refinancing, which are excluded because they do not typically occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of these types of charges is not consistent and is significantly impacted by the timing and size of debt financing transactions.
•Unrealized gains and losses on non-core equity and other investments, which are excluded because the valuations of these investments are subject to significant market volatility that is not directly related to the operating performance of the Company’s core business operations.
•Discontinued operations and other unusual items, which include costs or gains related to discrete projects or transactions and are excluded because they are not comparable from one period to the next and are not part of the ongoing operations of the Company’s underlying business.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded.

Definitions of Non-GAAP Financial Measures

The reconciliations of non-GAAP disclosure items include the following financial measures that are not calculated in accordance with GAAP:

Adjusted gross margin: Gross margin excluding impairment, restructuring and other charges / recoveries.
Adjusted income (loss) from operations: Income (loss) from operations excluding impairment, restructuring and other charges / recoveries.
Adjusted income (loss) from continuing operations before income taxes: Income (loss) from continuing operations before income taxes excluding impairment, restructuring and other charges / recoveries, unrealized gains and losses on non-core equity and other investments, costs related to refinancing and certain other non-operating income / expense items.
Adjusted income tax expense (benefit) from continuing operations: Income tax expense (benefit) from continuing operations excluding the tax effect of impairment, restructuring and other charges / recoveries, unrealized gains and losses on non-core equity and other investments, costs related to refinancing and certain other non-operating income / expense items.
Adjusted net income (loss) from continuing operations: Net income (loss) from continuing operations excluding impairment, restructuring and other charges / recoveries, unrealized gains and losses on non-core equity and other investments, costs related to refinancing and certain other non-operating income / expense items, each net of tax.
Adjusted diluted net income (loss) per common share from continuing operations: Diluted net income (loss) per common share from continuing operations excluding impairment, restructuring and other charges / recoveries, unrealized gains and losses on non-core equity and other investments, costs related to refinancing and certain other non-operating income / expense items, each net of tax.
Adjusted EBITDA: Net income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as discontinued operations, the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring or non-cash items affecting net income (loss). A form of Adjusted EBITDA is used in agreements governing the Company’s outstanding indebtedness for debt covenant compliance purposes. Adjusted EBITDA as used in those agreements includes additional adjustments to the Adjusted EBITDA presented in the reconciliations above which may decrease or increase Adjusted EBITDA for purposes of the Company’s financial covenants.

For the three and nine months ended June 27, 2026, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•Income (loss) from discontinued operations, net of tax, associated with the Hawthorne business was $8.6 million and $(93.3) million for the three and nine months ended June 27, 2026, respectively. This includes a pre-tax loss of $101.8 million for the nine months ended June 27, 2026 related to the sale of the Hawthorne business in North America. During the three months ended June 27, 2026, the Company recorded a $32.6 million reduction to the cumulative pre-tax loss driven by the closing date valuation of the non-cash sale consideration.
•During the three and nine months ended June 27, 2026, the Company recorded employee and executive severance charges of $1.0 million and $1.7 million, respectively, in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations and $21.5 million and $21.7 million, respectively, in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During the three and nine months ended June 27, 2026, the Company recorded unrealized losses on non-core equity and other investments of $15.7 million in the “Other non-operating expense, net” line in the Condensed Consolidated Statements of Operations.
•During the three and nine months ended June 27, 2026, the Company recorded a non-cash impairment charge of $8.7 million related to a seller financing loan in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During the three and nine months ended June 27, 2026, the Company recorded a non-cash impairment charge of $7.9 million related to a convertible debt investment in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During the three and nine months ended June 27, 2026, the Company recorded a charge of $4.0 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with a settlement agreement to resolve a dispute with former shareholders of a business that was acquired in fiscal 2021.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

For the three and nine months ended June 28, 2025, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•During the three and nine months ended June 28, 2025, the Company recorded employee and executive severance charges of $2.0 million and $5.0 million, respectively, in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations. During the three months ended June 28, 2025, employee and executive severance charges recorded in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations were not material. During the nine months ended June 28, 2025, the Company recorded employee and executive severance charges of $13.5 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During the three and nine months ended June 28, 2025, the Company recorded a non-cash loss of $0.0 million and $7.0 million, respectively, in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations related to the exchange of its convertible debt investment in RIV Capital Inc. for non-voting exchangeable shares of FLUENT Corp. (formerly Cansortium Inc.).
•During fiscal 2022, the Company began implementing a series of Company-wide organizational changes and initiatives intended to create operational and management-level efficiencies. As part of this restructuring initiative, the Company reduced the size of its supply chain network, reduced staffing levels and implemented other cost-reduction initiatives. During the three months ended June 28, 2025, costs associated with this restructuring initiative were not material. During the nine months ended June 28, 2025, the Company recorded costs of $3.6 million in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with this restructuring initiative.

Forward Looking Non-GAAP Measures
In this release, the Company presents certain forward-looking non-GAAP measures. The Company does not provide outlook on a GAAP basis because changes in the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure, described above, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, due to their unpredictability, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on a GAAP outlook without unreasonable efforts. The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s GAAP results. As a result, the Company does not provide a reconciliation of forward-looking non-GAAP measures to GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K.

(4)During the three months ended December 27, 2025, the Company determined that the Hawthorne business met the criteria to be classified as held for sale, and classified the related assets and liabilities as held for sale on the Condensed Consolidated Balance Sheets for all periods presented. Effective in its first quarter of fiscal 2026, the Company classified its results of operations for all periods presented to reflect the Hawthorne business as a discontinued operation. The Company completed the divestiture of its Hawthorne business in North America on April 8, 2026.